UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2018 (July 17, 2018)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On July 20, 2018, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $130.0 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2021 (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership, and J.P. Morgan Securities LLC, as representative of the initial purchasers named in Schedule I thereto (the “Initial Purchasers”), whereby the Company agreed to sell to the Initial Purchasers and the Initial Purchasers agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Purchase Agreement, the Notes.  In addition, the Company granted the Initial Purchasers the right to purchase, exercisable within a 30-day period, up to an additional $19.5 million aggregate principal amount of the Notes solely to cover over-allotments.

The Notes will be senior unsecured obligations of the Company, bear interest at a rate equal to 5.25% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2019 and will mature on July 1, 2021 (the “Maturity Date”), unless earlier converted or repurchased.  The Company will not have the right to redeem the Notes prior to maturity and no sinking fund is provided for the Notes. The Notes will be convertible prior to April 1, 2021 upon the satisfaction of certain conditions and at any time on or after April 1, 2021 until the business day preceding the Maturity Date. The Company may settle conversions in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.

The conversion rate will initially equal 77.8331 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $12.85 per share of common stock, representing an approximate 10% conversion premium based on the closing price of the Company’s common stock of $11.68 per share on July 17, 2018.  The conversion rate will be subject to adjustment upon the occurrence of certain specified events. In addition, following certain corporate events that occur prior to the Maturity Date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If the Company undergoes a fundamental change (as defined in the Indenture (as defined below)), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The net proceeds to the Company from the sale of the Notes will be approximately $125.9 million (or approximately $144.8 million if the Initial Purchasers’ over-allotment option is exercised in full), after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. Concurrently with the offering of the Notes, the Company entered into separate privately-negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 5.375% Convertible Senior Notes due 2020 (the “5.375% Convertible Notes”) and of its 6.50% Convertible Senior Notes (the “6.50% Convertible Notes”) to repurchase approximately $127.6 million aggregate principal amount outstanding of its 5.375% Convertible Notes (including approximately $8.95 million aggregate principal amount held by J.P. Morgan Securities LLC) and approximately $11.9 million aggregate principal amount of its 6.50% Convertible Notes held by them for approximately $141.0 million in cash (which includes accrued interest) and approximately 3.4 million shares of the Company’s common stock. The Company used the net proceeds of the offering to pay the cash consideration of such Exchange Agreements.

The Notes were issued under an indenture, dated as of July 20, 2018, between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

The Notes and the common stock issuable upon conversion of the Notes, if any, were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering was made only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A. The Notes and the common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and the common stock issuable upon conversion of the Notes, if any, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The common stock sold pursuant to the Exchange Agreements was issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)(2).

Copies of the Indenture and the form of the Notes are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.  The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture and the form of the Notes.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02.

Item 8.01                                           Other Events

As previously disclosed, on July 3, 2018, the Company completed the issuance and sale of $100.0 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2021 (the “2021 Convertible Notes”), issued under an indenture, dated as of July 3, 2018, between the Company and U.S. Bank National Association, as trustee, pursuant to a purchase agreement, by and among the Company, Arbor Realty Limited Partnership and J.P. Morgan Securities LLC, as representative of the initial purchasers named in Schedule I thereto. The Company also granted the initial purchasers of the 2021 Convertible Notes a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of 2021 Convertible Notes on the same terms and conditions. On July 17, 2018, the initial purchasers of the 2021 Convertible Notes notified the Company that they have exercised their over-allotment option in full. The exercise of the over-allotment option closed on July 20, 2018.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit
4.1	Indenture, dated as of July 20, 2018, between Arbor Realty Trust, Inc. and U.S. Bank National Association, as trustee

4.2	Form of 5.25% Convertible Senior Notes due 2021 (attached as Exhibit A to the Indenture filed as Exhibit 4.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: July 20, 2018